UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the terms of an offer letter, dated October 11, 2005 (the “Agreement”), from RITA Medical Systems, Inc. (the "Company") to Michael D. Angel, Mr. Angel commenced employment with the Company on October 17, 2005 in the position of Chief Financial Officer. Pursuant to the terms of the Agreement, Mr. Angel shall receive an annual salary of $250,000 and he will be entitled to participate in the Company's management cash bonus program. In addition, the Company will issue to Mr. Angel an incentive stock option to purchase 300,000 shares of the Company's common stock. These option shares will become exercisable at the rate of 1/8 of the total number of shares after the first six months of October 17, 2005 and then with respect to 1/48 of the total per month, such that the options will become fully vested at the end of four years.

The Agreement also provides for the payment of severance in certain circumstances. Mr. Angel's agreement provides that if his employment by the Company is terminated without cause, and provided that he resigns from his position with the Company, actively seeks full time employment and executes the Company's standard form of release agreement releasing any claims he may have against the Company, Mr. Angel will receive monthly severance payments equal to 1/12th of his annual base salary for 12 months until such time as he accepts an offer of employment or consulting relationship which constitutes the equivalent of a full-time position. In addition, following termination of employment without cause, Mr. Angel will be entitled to reimbursement for his continued medical coverage until the earlier of (i) six months after his termination date or (ii) such time as he becomes eligible for insurance benefits from another employer.

The description of the standard form of change of control agreements and indemnification agreements entered into between Mr. Angel and the Company set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.94 and incorporated herein by reference.

Item 5.02  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2005, the Board appointed Michael D. Angel, age 49, to serve as Chief Financial Officer of the Company effective October 17, 2005. Prior to joining the Company, from April 2004 to July 2005, he was Executive Vice President and Chief Financial Officer of Proxim Corporation, a provider of wireless networking products, the assets of which were acquired by Terabeam Wireless in July 2005. From July 2005 to September 2005, Mr. Angel served as a consultant to Proxim Wireless Corporation, a wholly-owned subsidiary of Terabeam Wireless utilizing the assets of Proxim Corporation. From March 2003 to April 2004, he acted as an independent consultant providing financial consulting services for various technology companies. In May 2003, he served as Vice President and Chief Financial Officer at Omnivision Technologies, Inc., a technology company. From September 1999 to December 2002, Mr. Angel served as Executive Vice President and Chief Financial Officer of Spectrian Corporation, a wireless infrastructure company. Mr. Angel is a certified public accountant and holds a B.S. degree from California State University, Chico.

In connection with Mr. Angel's appointment to the office described above, on October 17, 2005, the Company issued to Mr. Angel pursuant to the Company's 2005 Stock Incentive Plan an incentive stock option to purchase 300,000 shares of the Company's common stock, par value $0.001 per share, at a price of $3.42 per share, exercisable at the rate of 1/8 of the total number of shares after the first six months of October 17, 2005 and then with respect to 1/48 of the total per month, such that the options will become fully vested at the end of four years.

The Company has entered into its standard form of change of control agreements and indemnification agreements with Mr. Angel. The Company’s change of control agreements provide the following benefits upon the sale or merger of the Company. In the event that the Company consummates a change of control transaction, 50% of any unvested options held by the Company officers shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 50% of the restricted stock held by the Company’s officers shall immediately lapse. In addition, on each one month anniversary following the effective date of a change of control transaction, 1/12th of the remaining unvested options held by the Company’s officers shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 1/12th of any remaining restricted stock held by the Company’s officers shall immediately lapse. If the officer is involuntarily terminated within 12 months after the change of control transaction, all unvested options held by the Company’s officers shall become fully vested and immediately exercisable and all repurchase rights retained by the Company with respect to the restricted stock held by the Company’s officers shall immediately lapse. If the officer voluntarily resigns or is terminated for cause after the change of control, then the officer is not entitled to any acceleration of the vesting of options or lapse of repurchase rights with respect to restricted stock.

The Company’s indemnification agreements contain provisions which may require the Company, among other things, to indemnify the Company’s officers and directors against a number of liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The description of the employment agreement between Mr. Angel and the Company set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On October 18, 2005, the Company announced that it had appointed Michael D. Angel, age 49, to serve as Chief Financial Officer of the Company. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.94 Offer Letter to Michael D. Angel dated October 11, 2005

99.1 Press Release of RITA Medical Systems, Inc. dated October 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: October __, 2005	By:	/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

10.94	Offer Letter to Michael D. Angel dated October 11, 2005
99.1	Press Release of RITA Medical Systems, Inc. dated October 18, 2005